UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VACCINEX, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VACCINEX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2024

The annual meeting of stockholders of Vaccinex, Inc. will be held at our corporate headquarters, located at 1895 Mount Hope Avenue, Rochester, New York 14620, on Thursday, May 9, 2024 at 2:00 p.m., Eastern Time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect the three directors named in the attached proxy statement;

•	to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

•	to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•

to approve the first amendment to the Vaccinex, Inc. 2018 Omnibus Incentive Plan to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year, and (iii) extend the term of the plan;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	to transact such other business as may properly come before the annual meeting or at any adjournment of the meeting.

Our board of directors has fixed the close of business on March 22, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

By Order of the Board of Directors

Dr. Maurice Zauderer
President and Chief Executive Officer

Rochester, New York

April 2, 2024

Your Vote is Important. Whether or not you expect to attend the annual meeting of stockholders, we hope you will vote as soon as possible. You may vote by the internet, by telephone or by mailing a proxy card or voting instruction form. We encourage you to vote using the internet, as it is the most cost-effective way to vote. If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote your shares. Unless you provide your broker with voting instructions, your broker may not vote your shares on non-discretionary items such as the proposal to elect the two director nominees. See the “What happens if I do not give specific voting instructions?” section, below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 9, 2024

Our proxy statement and Annual Report to Stockholders are also available online at

www.proxyvote.com

VACCINEX, INC.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The board of directors of Vaccinex, Inc. (“Vaccinex,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, is providing these proxy materials to you, and is soliciting the enclosed proxy, for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 9, 2024 at 2:00 p.m., Eastern Time, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The Annual Meeting will be held at our corporate headquarters, located at 1895 Mount Hope Avenue, Rochester, New York 14620.

We are first mailing these proxy solicitation materials to stockholders on or about April 2, 2024.

What is “householding” and how does it impact me?

We have adopted a process called “householding” for mailing the proxy materials in order to reduce printing costs and postage fees. The Securities and Exchange Commission’s (the “SEC”) householding rules allow us to deliver a single set of the proxy materials to stockholders of record who share the same address, unless we receive contrary instructions from you or any stockholder sharing your address. We will continue to mail a proxy card to each stockholder of record.

What is included in these proxy materials?

These proxy materials include:

•	Our 2023 annual report to stockholders;

•	Notice of the 2024 Annual Meeting and proxy statement; and

•	Proxy card for the 2024 Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal One: the election of three (3) directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal Two: the approval of, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

•	Proposal Three: the approval of, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

•

Proposal Four: the approval of the first amendment to the Vaccinex, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”) to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year, and (iii) extend the term of the 2018 Plan; and

•	Proposal Five: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

How does the board of directors recommend I vote?

Depending on the matter to be voted on, the proxy card or voting instruction form will give you a choice of voting “for all,” “withhold all,” or “for all except,” or “for,” “against,” or “abstain.” With respect to the matters scheduled for a vote at the Annual Meeting, our board of directors recommends that stockholders vote their shares:

•	FOR the three director nominees named in this proxy statement;

•	FOR the approval of, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

•	FOR, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers to be made annually;

•

FOR the approval of the first amendment to the 2018 Plan to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year, and (iii) extend the term of the 2018 Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who can vote at the Annual Meeting?

We have one class of shares outstanding, designated common stock, $0.0001 par value per share. Each stockholder of record of shares of our common stock at the close of business on March 22, 2024 (the record date for the Annual Meeting) is entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If you hold your shares through a broker or bank as a beneficial owner, your broker will generally have a process to give you the right to attend the Annual Meeting and participate.

Stockholders of Record: Shares Registered in Your Name. If on March 22, 2024, your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank. If on March 22, 2024, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly.

For instructions on how to vote your shares at the Annual Meeting, see the “How do I vote?” section below.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 22, 2024, the record date for the Annual Meeting.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By internet at www.proxyvote.com. We encourage you to vote this way;

•	By touch tone telephone: call toll-free at 1-800-690-6903;

•	By completing and mailing your proxy card; or

•	By written ballot at the Annual Meeting. To vote in person, come to the Annual Meeting with photo identification and we will provide you a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. You may also change your vote and only the latest proxy you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.

Beneficial owners will receive voting instructions from their broker or other financial institution. Your ability to vote by telephone or over the internet depends on your broker or financial institution’s voting process. Please note that if your shares are held by a broker or other financial institution and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker or other financial institution that gives you the right to vote your shares at the Annual Meeting in person.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and return a signed and dated proxy in time to be voted at the Annual Meeting, your shares will be voted in accordance with your instructions. However, if no instructions are given, the shares represented by the proxy will be voted on your behalf as follows:

•	FOR the two director nominees named in this proxy statement;

•	FOR the approval of, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

•	FOR, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers to be made annually;

•

FOR the approval of the first amendment to the Vaccinex, Inc. 2018 Plan to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year e, and (iii) extend the term of the 2018 Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In the event other business properly comes before the Annual Meeting or at any adjournment or postponement of the meeting, the individuals named in the proxy will vote the shares represented by the proxy will in their discretion.

If you are a beneficial owner and you do not provide your broker with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares in person at the Annual Meeting, your broker is not permitted to, and will not, vote your shares on your behalf, and your shares will not be counted on Proposals 1 through 4. A broker non-vote occurs when a nominee holding shares of record for a beneficial owner (i.e., a broker) does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and therefore is precluded from voting on a particular matter. When a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters.

Your broker has discretionary authority to vote your uninstructed shares on Proposal 5 to ratify the selection of our independent registered public accounting firm as it is considered a routine matter.

The election of directors is a non-routine matter and although we count shares subject to broker non-votes for the purpose of determining the presence of a quorum, we do not count them for the purpose of the number of shares voting in the election of directors. As the directors are being elected by plurality, broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are “present” at the meeting. As of the record date, there were 1,231,602 shares of our common stock issued and outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted as “present” at the meeting if:

•	You are present and vote in person at the meeting;

•	You have voted by proxy by internet or telephone; or

•	You have properly submitted a proxy card.

If your shares are held in street name, your shares will be counted as “present” at the meeting if your broker has voted on a discretionary item or your broker has otherwise voted based on your instructions.

Additionally, abstentions and broker non-votes on non-discretionary items will be counted towards the quorum requirement. If there is no quorum, our Chairperson or a majority of the shares present at the meeting and entitled to vote may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the Annual Meeting.

Proposal	Description	Vote Required
One	Election of the three directors named in this proxy statement	Plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon

Two	Approval of, on an advisory basis, the compensation of our named executive officers (“say-on-pay”)	Affirmative vote of a majority of the shares cast on the proposal (1)

Three	Approval of, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	The frequency receiving the greatest number of votes cast will be considered the frequency recommended by stockholders (1)

Four	Approval of the first amendment to the Vaccinex, Inc. 2018 Plan to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year, and (iii) extend the term of the 2018 Plan	Affirmative vote of a majority of the shares cast on the proposal

Five	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Affirmative vote of a majority of the shares cast on the proposal

(1)

The results of the advisory vote on the compensation of our named executive officers and advisory vote regarding the frequency of future advisory votes on the compensation of our named executive officers are not binding on our Board or our compensation committee. However, our Board and our compensation committee value the opinions expressed by our stockholders in their votes on these proposals and will consider the outcomes of the votes when making future compensation decisions regarding our named executive officers. With respect to the frequency of future advisory votes, the frequency receiving the greatest number of votes will be deemed to have been selected by the stockholders.

How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. Under the “plurality” voting standard, votes to “withhold” a vote will have no effect on the outcome of the vote, because nominees who receive the highest number of “for” votes will be elected. Broker non-votes will also have no effect on the outcome of the vote because they are not “entitled to vote” on the matter.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to Proposals Two, Three, Four and Five. Under the “majority of votes cast” voting standard, the shares voted “for” the proposal must exceed the total number voted “against.” Abstentions will not impact the outcome of the vote for these proposals because they do not count as a vote cast as the stockholder has affirmatively chosen not to vote on those matters. With respect to Proposals Two, Three and Four, broker non-votes are not counted and will not impact the outcome of the vote. A broker will have discretionary authority to vote on Proposal Five relating to the ratification of the selection of our independent registered public accounting firm and hence there will be no broker non-votes on this proposal.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Annual Meeting in any one of the following ways:

•	enter a timely new vote by internet or telephone;

•	submit another properly completed, later-dated proxy card;

•	notify our Corporate Secretary in writing no later than May 8, 2024 that you are revoking your proxy; or

•	attend the Annual Meeting and vote in person. Attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

What other information would be helpful for my understanding of this proxy solicitation?

We have enclosed our 2023 annual report to stockholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, is included in the 2023 annual report to stockholders. The annual report on Form 10-K for the fiscal year ended December 31, 2023 includes our audited consolidated financial statements, along with other information about us, which we encourage you to read. The 2023 annual report is not a part of the proxy solicitation material and is not incorporated herein by reference.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

At our Annual Meeting each year, our board of directors submits to stockholders its nominees for election as directors. In addition, the board of directors may submit other matters to the stockholders for action at the Annual Meeting.

Our stockholders may submit proposals for inclusion in the proxy materials. These proposals must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 3, 2024 to our Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620.

Our Amended and Restated Bylaws (the “Bylaws”), provide that if you, as a stockholder, want to recommend a nominee for director, you must provide a notice, delivered to or mailed and received at our office not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. Stockholder notices must set forth the specific information as more fully described in our Bylaws. Assuming our 2025 annual meeting of stockholders is held on the same date as the Annual Meeting, then written notice of a nomination for our 2025 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal office, 1895 Mount Hope Avenue, Rochester, New York 14620, no later than February 8, 2025.

In addition, our Bylaws provide that for you to properly bring business before a meeting, you must provide timely notice in writing to our Corporate Secretary. To be timely, your notice must be delivered to or mailed and received at our office, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. Stockholder notices must set forth the specific information as more fully described in our Bylaws. Assuming our 2025 annual meeting of stockholders is held on the same date as the Annual Meeting, then written notice must be delivered to our Corporate Secretary at our principal office, 1895 Mount Hope Avenue, Rochester, New York 14620, no later than February 8, 2025.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended, currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The term of three of our directors, Jacob Frieberg, Albert Friedberg, and Maurice Zauderer, will expire at the 2024 annual meeting.

Based on the recommendation of our nominating and corporate governance committee, we have nominated Messrs. Frieberg, Friedberg, and Zauderer, each to serve for a three-year term expiring in 2027.

The board of directors recommends that you vote FOR the election of each of Messrs. Frieberg, Friedberg, and Zauderer.

Unless authority to vote for one of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Messrs. Frieberg, Friedberg, and Zauderer.

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The SEC’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors for a Term Expiring in 2027

Jacob B. Frieberg
Age: 67 Director since: February 2015	Board Committee: Audit Compensation

Mr. Frieberg has served as a principal at The WTF Group, a Toronto-based property management company, since founding the company in 1984. Prior to that time, he was the Vice President at Rockford Developments, a Toronto-based multi-family building company. Mr. Frieberg received a B.A. in Economics from the University of Western Ontario.

Experience and Qualifications

We believe that Mr. Frieberg’s experience in business, including his management responsibility, gives him the qualifications, skills and financial expertise to serve on our board of directors.

Albert D. Friedberg
Age: 77 Director since: April 2001	Chairman of the Board

Mr. Friedberg has served as the Chief Executive Officer and President and a director of Friedberg Mercantile Group Ltd., a Toronto-based commodities and investment management firm, since founding the company in 1971. Since 1978, Mr. Friedberg served as the President and Chief Investment Strategist for the Friedberg Group of Funds. Mr. Friedberg was appointed as a member of the Commodity Futures Advisory Board of Ontario in 1979 and served as chairman of the Toronto Futures Exchange from March 1985 to June 1988. Mr. Friedberg received a B.A. in Economics from Johns Hopkins University and an MBA in International Banking from Columbia University.

Experience and Qualifications

We believe that Mr. Friedberg’s experience in the financial and investment management industry, and his experience as the Chief Executive Officer and President and service as a director of Friedberg Mercantile Group give him the qualifications and skills to serve as our chairman on our board of directors.

Maurice Zauderer, Ph.D.
Age: 78 Director since: April 2001

Dr. Zauderer has served as our President and Chief Executive Officer since our inception in April 2001. Prior to founding the company, Dr. Zauderer was a member of the faculty of the Department of Microbiology & Immunology and the Cancer Center of the University of Rochester School of Medicine & Dentistry from 1984 to 1999 and the Department of Biological Sciences at Columbia University from 1976 to 1984. He was Associate Editor of the Journal of Immunology, 1987-1989 and 1994-1999, a member of the National Multiple Sclerosis Society, Basic Science Study Section 1992-1997, and several NIH and NSF review committees. During his academic career, Dr. Zauderer held the position of visiting scientist at the Laboratory of Cell Biology, the Ontario Cancer Institute and the National Cancer Institute. Dr. Zauderer received a B.S. in Physics from Yeshiva University and a Ph.D. in Cell Biology from the Massachusetts Institute of Technology and retains the academic title of Adjunct Professor of Neurology at the University of Rochester School of Medicine & Dentistry.

Experience and Qualifications

We believe that Dr. Zauderer’s experience as an executive officer and his knowledge in biological sciences, immunology and oncology give him the qualifications and skills to serve on our board of directors.

Directors Whose Terms do not Expire at the 2024 Annual Meeting

Chrystyna Bedrij Stecyk
Age: 61 Director since: May 2020 Term expires: 2025	Board Committee: Compensation

Ms. Bedrij Stecyk co-founded and has served as a principal of, Griffin Securities, Inc., an investment banking firm, since April 1997. At Griffin Securities, Ms. Bedrij Stecyk focuses on providing business and financial advisory services to companies and investors. She has also co-founded several gene companies and is on the board of four private biotechnology companies. Ms. Bedrij Stecyk received an MBA in Finance from New York University’s Leonard N. Stern School of Business and a B.A. in Economics from Vassar College. Ms. Bedrij Stecyk is registered with the Financial Industry Regulatory Authority and is a licensed General Securities Principal and Representative, Operations Professional, and Research Analyst.

Experience and Qualifications

We believe that Ms. Bedrij Stecyk’s experience in investment banking, market analysis, strategy and development and prior experience in the biotechnology field gives her the qualifications and skills to serve on our board of directors.

Bala S. Manian, Ph.D.
Age: 78 Director since: December 2004 Term expires: 2025	Board Committee: Nominating and Corporate Governance (Chair) Audit

Bala S. Manian has served as director of Equillium, Inc., a publicly traded biotechnology company since June 2019. He previously served as chairman of the board of directors of ReaMetrix Inc., a privately held biotechnology company, since its founding in 2004 to 2020, as a director of Syngene International Limited, a publicly traded Indian biotechnology company, and previously served as a director of Biocon Ltd., from 2003 to 2015, a publicly traded Indian biopharmaceutical company. Dr. Manian is a co-founder and director of Quantum Dot Corporation, a privately held bioscience company, and a co-founder of SurroMed, Inc., a privately held biotechnology company, and serves as a director at other privately held life sciences companies. He was also the founder and chairman of the board of directors of Lumisys Incorporated, a medical imaging company acquired by Eastman Kodak Co., the founder and chairman of the board of directors of Molecular Dynamics Incorporated, a life science instrumentation company acquired by APBiotech Inc., and the founder and chairman of the board of directors of Biometric Imaging Inc., a privately held biotechnology company. Dr. Manian received a B.S. in Physics from the University of Madras, an M.S. in Applied Optics from the University of Rochester and a Ph.D. in Mechanical Engineering from Purdue University.

Experience and Qualifications

We believe that Dr. Manian’s experience as a founder of numerous biotechnology companies and his service as a director of other publicly traded and privately held life science companies give him the qualifications and skills to serve on our board of directors.

Gerald E. Van Strydonck
Age: 79 Director since: March 2003 Term expires: 2026	Board Committee: Audit (Chair)

Mr. Van Strydonck served as the Chief Financial Officer of Colgate Rochester Crozer Divinity School from August 2008 to December 2018. Mr. Van Strydonck was previously the Senior Vice President and Chief Financial Officer of Sigma Marketing LLC, the Senior Vice President and Chief Financial Officer of Essex Partners Inc., and a managing partner of the Rochester, New York office of PricewaterhouseCoopers LLP. Mr. Van Strydonck has also served on the boards of other privately held companies. Mr. Van Strydonck received a B.B.A. from St. John Fisher College and an MBA from the State University of New York at Buffalo.

Experience and Qualifications

We believe that Mr. Van Strydonck’s experience in public accounting and as a Chief Financial Officer of various companies and his service as a director give him the qualifications, skills and financial expertise to serve on our board of directors.

Barbara Yanni
Age: 69 Director since: February 2015 Term expires: 2026	Board Committee: Compensation (Chair) Nominating and Corporate Governance

Ms. Yanni has served on the boards of Trevena, Inc., from July 2014 to present and Pharming Group NV, from December 2020 to present, each publicly traded biopharmaceutical companies, and on the board of Mesentech, Inc., from November 2020 to present, a privately held biotechnology company. Ms. Yanni previously served on the board of Oncorus, Inc. a publicly traded biopharmaceutical company, from July 2021 to July 2023 and Akcea Therapeutics, Inc. a publicly traded biopharmaceutical company, from December 2019 to October 2020, when Ionis, Akcea’s parent company, completed the purchase of all of the publicly held shares of Akcea in a transaction led by Ms. Yanni as a chair of Akcea’s Affiliated Transactions Committee. Ms. Yanni previously served on the board of Abionyx Pharma (formerly known as Cerenis Therapeutics, SA), a publicly traded biopharmaceutical company, from July 2018 to January 2020 and a privately held biopharmaceutical company, Symic Bio, Inc. from February 2015 to August 2019. Previously, Ms. Yanni was Vice President and Chief Licensing Officer at Merck & Co., Inc., a publicly traded pharmaceutical company, from November 2001 until her retirement in March 2014. Prior to this, Ms. Yanni served in various roles at Merck including in corporate development, financial evaluation and tax. Ms. Yanni received an A.B. from Wellesley College, a J.D. from Stanford Law School and an LL.M. in taxation from New York University.

Experience and Qualifications

We believe that Ms. Yanni’s experience in biotechnology and pharmaceutical business evaluation and transaction execution, her financial and general business knowledge, and her service as a director of other publicly traded and privately held life science companies give her the qualifications, skills and financial expertise to serve on our board of directors.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year ended December 31, 2023. Our directors are generally expected to devote sufficient time to carrying out their duties and responsibilities effectively. Board members are expected to prepare for, attend, and participate in meetings of the board and the committees of which they are members. Each director then in office attended at least 75% of the total of board meetings and meetings of board committees on which he or she served during fiscal year ended December 31, 2023.

Director Independence

The Company’s Corporate Governance Guidelines define an “independent” director in accordance with the applicable provisions of the Exchange Act and the applicable rules (the “Nasdaq Listing Rules”) of The Nasdaq Stock Market (“Nasdaq”). As the Company believes it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the board of directors periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The board of directors annually makes an affirmative determination as to whether each director is “independent” under the applicable provisions of the Exchange Act and the Nasdaq Listing Rules.

The board of directors has determined that Messrs. Frieberg and Van Strydonck, Dr. Manian, and Mses. Yanni and Bedrij Stecyk are each independent.

Executive Sessions

During fiscal year ended December 31, 2023, our independent directors met in regularly scheduled executive sessions, without management present, as required by our Corporate Governance Guidelines and the Nasdaq Listing Rules.

Board Leadership Structure

The positions of our chairman of the board and Chief Executive Officer are separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

Although neither our Bylaws nor our Corporate Governance Guidelines require that we separate the chairman of the board and Chief Executive Officer positions, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time. Our board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of chairman of the board with the role of Chief Executive Officer, might be appropriate. Accordingly, our board of directors intends to periodically review its leadership structure. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. To see our Board Diversity Matrix as of April 6, 2023, please see the proxy statement filed with the SEC on April 6, 2023.

Board Diversity Matrix (as of April 2, 2024)

Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5		1
Part II: Demographic Identity
Asian		1
White	1	4
Did not Disclose Demographic Background			1

Board Committees

The board of directors has a standing audit, compensation, and nominating and corporate governance committee. The table below shows the number of meetings held during fiscal year ended December 31, 2023 and the names of the directors currently serving on each committee.

Committee Name	Number of Meetings Held	Committee Members
Audit	4	Mr. Van Strydonck (1) Mr. Frieberg Dr. Manian
Compensation	1	Ms. Yanni (1) Ms. Bedrij Stecyk Mr. Frieberg
Nominating and Corporate Governance	1	Dr. Manian (1) Ms. Yanni

(1)	Chair

Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, Vaccinex.com, under the heading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The board of directors has an audit committee that is responsible for assisting our board of directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, our internal financial and accounting controls, and policies with respect to risk assessment and management. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The audit committee, as part of its responsibilities, also oversees and discusses with management, at least annually, our policies with respect to risk assessment and risk management. The audit committee is also responsible for overseeing and discussing with management the Company’s significant financial and operational risk exposures, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, cash investment strategy and results, and risks related to information technology and data security, and the actions management has taken to limit, monitor or control such exposures.

The members of the audit committee are Messrs. Van Strydonck (Chair), Frieberg, and Dr. Manian. Each member of the audit committee qualifies as an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Mr. Van Strydonck qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The compensation committee assists the board of directors in its discharge of responsibilities with respect to executive and director compensation. Its responsibilities include:

•	the administration and implementation of our incentive compensation plans and equity-based plans;

•	the oversight of compliance with the compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC, and other applicable laws;

•	the review and approval of the compensation for all executive officers and senior management, as appropriate;

•	the recommendation to the board of directors the compensation for non-employee directors;

•	the evaluation of the chief executive officer;

•	the review and approval of any employment, severance, change-of-control, or other compensatory arrangements for all executive officers and senior management, as appropriate; and

•	the assessment of the independence of any compensation consultant, independent legal counsel or other adviser retained by the committee.

The compensation committee has the sole authority and right, at the expense of the Company, to retain legal counsel, compensation and other consultants, accountants, experts and advisers of its choice to assist the compensation committee in connection with its functions, including any studies or investigations and shall set the compensation, and oversee the work of such consultants.

The compensation committee is also responsible for overseeing and reviewing with management our major compensation-related risk exposures, reviewing and discussing, at least annually, the relationship between risk management policies and practices and compensation, and evaluating the steps management has taken to monitor or mitigate such exposures, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies.

The members of the compensation committee are Mses. Yanni (Chair), Bedrij Stecyk, and Mr. Frieberg. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act. In addition, each member of the compensation committee is an independent director as defined by the Nasdaq Listing Rules.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the structure and composition of our board of directors and the board committees. In addition, the nominating and corporate governance committee is responsible for developing and recommending to our board corporate governance guidelines applicable to the company and advising our board on corporate governance matters.

The nominating and corporate governance committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management. These committees provide regular reports to the full board of directors.

The members of the nominating and corporate governance committee are Dr. Manian (Chair) and Ms. Yanni. The committee’s charter provides that the committee shall be comprised of two or more independent directors of the board, with the exact number determined by the board. Each member of the nominating and corporate governance committee is an independent director as defined by the Nasdaq Listing Rules.

Nominating Process. The nominating and corporate governance committee is responsible for reviewing with the board of directors the appropriate qualities, skills and characteristics desired of nominees for directors in the context of the current make-up of the board of directors. In identifying director candidates, the nominating and corporate governance committee in its discretion may consult with advisors likely to possess an understanding of our business and knowledge of suitable director candidates. The nominating and corporate governance committee has developed the following criteria for consideration, among other things, in recommending candidates for election to the board of directors: (i) diversity of background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management; (iv) experience relevant to our industry; (v) experience as a board member or executive officer of another public company; (vi) relevant academic experience; (vii) practical and mature business judgment; (viii) promotion of a diversity of business experience; and (ix) any other relevant qualifications, attributes or skills. It is the policy of the nominating and corporate governance committee to consider recommendations for the nomination of directors submitted by the Company’s stockholders entitled to vote generally in the election of directors, provided that only those recommendations whose submission complies with the procedural requirements for stockholder communications set forth in Section 2.13 of our Bylaws will be considered by the nominating and corporate governance committee.

Director Attendance at Annual Meetings

Board members are encouraged, but not required under our Corporate Governance Guidelines to attend our annual meeting of stockholders each year. All of our board members attended our 2023 annual meeting of stockholders.

Role of the Board in Risk Oversight

We face a number of risks and our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors, as a whole and at the committee level, as discussed for each committee above, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and our financial condition and performance. Our board of directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors and its committees receive regular reports from members of our senior management on areas of material risk to the company, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Employee, Officer, and Director Hedging, Pledging, and Other Transactions

Our Trading Compliance Policy strictly prohibits our employees, officers, and directors from engaging in any hedging, pledging, or other monetization transactions involving our securities.

Code of Ethics

We adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our code of business conduct and ethics is on our website, vaccinex.com, under “Investors” and the sub-heading “Corporate Governance.”

Stockholder Communications

Stockholders may send correspondence by mail to the full board of directors or to individual directors. Stockholders should address correspondence to the board of directors or individual board members in care of: Vaccinex, Inc., 1895 Mount Hope Avenue, Rochester, New York 14620, Attention: Corporate Secretary.

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded if and as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS

We are currently served by four executive officers, Dr. Zauderer, Jill Sanchez, Dr. Smith, and Dr. Evans.

Maurice Zauderer, Ph.D., age 78, is our President and Chief Executive Officer. Additional information about Dr. Zauderer can be found under “Proposal One: Election of Directors.”

Jill Sanchez, CPA, age 52, has served as our Chief Financial Officer since March 21, 2024. Prior to this Ms. Sanchez served as our Interim Chief Financial Officer from March 14, 2024 to March 21, 2024, and as our Controller from January 2019 to March 21, 2024. Ms. Sanchez also previously served as our Accounting Manager from 2002 to 2005. Ms. Sanchez received a B.S. in Accounting from St. John Fisher College.

Elizabeth E. Evans, Ph.D., age 52, has served as our Senior Vice President, Discovery and Translational Medicine since March 2020 and Chief Operating Officer since May 2021. Dr. Evans previously served in a variety of research and leadership roles at Vaccinex prior to May 2001, including as our Vice President, Discovery Research from March 2019 to March 2020 and Vice President, Preclinical Research from July 2016 to March 2019. Prior to joining us, Dr. Evans was a research scientist at the University of Rochester. Dr. Evans received a B.S. in Biology and a B.S. in Anthropology from State University of New York at Stony Brook, and an M.S. in Immunology and a Ph.D. in Pathology from the University of Rochester.

Ernest S. Smith, Ph.D., age 52, has served as our Senior Vice President, Research and Chief Scientific Officer since December 2008. Dr. Smith previously served as our Vice President, Research and Chief Scientific Officer from April 2003 to December 2008 and our Research Director from June 2001 to April 2003. Prior to joining us, Dr. Smith was a research scientist at the University of Rochester. Dr. Smith received a B.A. in Biology from St. John Fisher College, and an M.S. and a Ph.D. in Immunology from the University of Rochester.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing the following executive compensation information in accordance with the scaled disclosure requirements pursuant to Item 402(m)-(r) of Regulation S-K.

Compensation of Named Executive Officers

This section discusses the material components of our executive compensation program, including the compensation paid to the following individuals, each of whom is one of our named executive officers for fiscal year ended December 31, 2023:

•	Maurice Zauderer, Ph.D., our president and chief executive officer;

•	Ernest S. Smith, Ph.D., our senior vice president, research and chief scientific officer; and

•	Elizabeth E. Evans, Ph.D., our senior vice president, discovery and translational medicine, and chief operating officer.

Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers during our two most recently completed fiscal years.

Name and Principal Position	Year	Salary $	Option Awards (1) $	All Other Compensation $	Total $
Maurice Zauderer	2023	411,702	18,575	—	430,277
President and Chief Executive Officer	2022	400,700	24,640	—	425,340
Ernest S. Smith	2023	297,255	11,645	—	308,900
Senior Vice President, Research and Chief Scientific Officer	2022	284,021	17,600	—	301,621
Elizabeth E. Evans	2023	291,569	11,645	—	303,214
Senior Vice President, Discovery and Translational Medicine, and Chief Operating Officer	2022	255,455	17,600	—	273,055

(1)

The amounts in this column reflect the aggregate grant date fair value of employee stock options under FASB ASC Topic 718, which was determined using a Black-Scholes option-pricing model with the assumptions disclosed in Note 11—Stock-Based Compensation to our financial statements contained within our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For 2023, Dr. Zauderer received a grant of stock options on March 31, 2023, with an exercise price of $92.29 and a grant date fair value for each stock option of $69.83, and Drs. Smith, and Evans received a grant of stock options on March 31, 2023, with an exercise price of $83.90 and a grant date fair value for each stock option of $61.30. For 2022, Drs. Zauderer, Smith, and Evans received a grant of stock options on April 1, 2022, with an exercise price of $270.90 and a grant date fair value for each stock option of $184.80.

Narrative to Summary Compensation Table

On March 17, 2023, the compensation committee approved a 5.0% base salary adjustment for Drs. Zauderer and Smith and a 16.8% base salary adjustment for Dr. Evans, effective as of April 1, 2023 resulting in base salaries of $426,930, $302,380, and $302,380, respectively. Dr. Evans’ base salary adjustment was in part due to increased responsibilities at the Company.

In 2023, we granted each of our named executive officers incentive stock options under our 2018 Plan. Dr. Zauderer received a grant of incentive stock options on March 31, 2023 to purchase 266, shares of our common stock with an exercise price of $92.26. Drs. Smith and Evans each received a grant of incentive stock options on March 31, 2023 to purchase 190 shares of our common stock, respectively, with an exercise price of $83.90. Each of the grant of stock options to Drs. Zauderer, Smith and Evans vest in four equal annual installments beginning on March 31, 2024 and may be exercised on a cashless basis pursuant to the 2018 Plan.

In 2022, we granted each of our named executive officers incentive stock options under our 2018 Plan. Drs. Zauderer, Smith, and Evans each received a grant of incentive stock options on April 1, 2022 to purchase 133, 95, and 95 shares of our common stock, respectively, with an exercise price of $270.90, and that vest in four equal annual installments beginning on April 1, 2023 and may be exercised on a cashless basis pursuant to the 2018 Plan.

We believe the 2023 compensation of our named executive officers was set at a level that appropriately rewarded our named executive officers for their contributions.

Key Elements of our Compensation Program

The primary objective of our policies and programs with respect to the compensation of executive officers, including our named executive officers, is to attract and retain talented and qualified executives, and to motivate them to pursue the Company’s business objectives to create long-term value for our stockholders. We are focused on designing a competitive compensation package, including incentive compensation components, to promote the achievement of corporate and individual performance objectives. We continually evaluate our compensation program, including its components, the relative weighting of these components as well as additional elements to implement, as our business evolves.

Decisions regarding executive compensation are the primary responsibility of the compensation committee. The compensation committee annual reviews the compensation strategy of the Company, with respect to executive officers, including base salary, incentive compensation and equity-based grants, including whether to adopt, amend and terminate such compensation. Our compensation plans and the amount and relative weighting of each compensation element paid to our named executive officers are generally developed by our management and approved by our compensation committee on an individual, case-by-case basis utilizing a number of factors, including publicly available data and our general business conditions and objectives, as well as our subjective determination with respect to each executive’s individual contributions to such objectives. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or equity incentives.

Annual Review of Compensation Mix

We review compensation annually for our executive officers, including base salary, which is a fixed element in our total compensation package. In setting and determining whether to adjust base salaries, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, and individual performance as compared to our expectations and objectives.

The compensation committee, in accordance with the provisions of its charter, determines and approves the compensation for our executive officers. The compensation committee typically reviews and discusses with our chief executive officer the proposed compensation packages for members of our senior management (other than the chief executive officer), taking into account any recommendations of the chief executive officer at its sole discretion. The compensation committee then approves the compensation for our executive officers. The compensation committee, without the chief executive officer being present, reviews and approves annually the corporate goals and objectives applicable to the compensation of the chief executive officer, evaluates performance in light of those goals and objectives, and determines and approves the compensation level of our chief executive officer based on this evaluation.

To date, the compensation committee has not engaged a compensation consultant or adopted a peer group of companies for purposes of determining executive compensation.

Incentive Compensation Awards

Our 2018 Plan helps us attract and retain executive officers, other employees and service providers, as well as our non-employee directors. We believe that awarding incentive compensation, including equity compensation, to our executive officers and others will align the interest of our executives with our stockholders and stimulate their efforts toward our continued success, long-term growth and profitability. The 2018 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards.

Outstanding Equity Awards at December 31, 2023

The following table shows information about the number of unexercised stock options held by our named executive officers as of December 31, 2023:

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Maurice Zauderer:
	95	—		900.90	03/14/2024
	12	—		3,129.00	03/31/2024
	12	—		3,129.00	06/30/2024
	102	33	(2)	1,402.80	02/24/2025
	15	—		1,491.00	12/23/2025
	34	32	(3)	615.30	04/02/2031
	34	99	(4)	270.90	04/01/2032
	—	266	(5)	92.29	03/30/2028

Ernest S. Smith:
	193	—		1,491.00	12/22/2025
	24	—		1,491.00	12/23/2025
	38	—		819.00	03/14/2029
	29	9	(2)	1,274.70	02/24/2030
	24	23	(3)	615.30	04/02/2031
	24	71	(4)	270.90	04/01/2032
		190	(5)	83.90	03/30/2033

Elizabeth E. Evans:
	45	—		1,491.00	12/22/2025
	40	—		1,491.00	12/23/2025
	59	—		819.00	03/14/2029
	36	11	(6)	802.20	04/04/2030
	20	18	(3)	615.30	04/03/2031
	24	71	(4)	270.90	04/01/2032
	—	190	(5)	83.90	03/30/2033

(1)	All outstanding awards of stock options were granted under either our 2018 Plan or our 2011 Employee Equity Plan, or the “2011 Plan”.
(2)	This option vests in four equal annual installments beginning on February 25, 2021.
(3)	This option vests in four equal annual installments beginning on April 2, 2022.
(4)	This option vests in four equal annual installments beginning on April 1, 2023.
(5)	This option vests in four equal annual installments beginning on March 31, 2024.
(6)	This option vests in four equal annual installments beginning on April 3, 2021.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have not entered into employment or change-in-control agreements, contracts or arrangements with any of our executive officers, except for standard form employee confidentiality and nondisclosure agreements with our employees, including each of our named executive officers. Any future employment or change-in-control agreements, contracts, and arrangements will be subject to the discretion of our board of directors and/or compensation committee, as applicable.

Concurrent with the closing of our initial public offering, we adopted a plan to provide severance benefits to eligible employees, or our “Severance Pay Plan”. Our Severance Pay Plan offers employees, including our named executive officers, with at least one year of service a lump sum cash payment in the event of an involuntary severance (other than for cause) as a result of or within 12 months following or 60 days prior to a change in control. Employees are generally eligible to receive between four and 26 weeks’ salary, with the amount payable to a given employee determined by multiplying two weeks’ salary by total number of completed years of service. However, executive officers are eligible to receive a lump sum amount equal to six months’ salary.

In the event of an involuntary severance (other than for cause) not related to a change in control, eligible employees, including named executive officers, may, in the sole discretion of the compensation committee, be entitled to such severance benefit under the Severance Pay Plan as the compensation committee may determine.

Payment under the Severance Pay Plan is also subject to the execution and delivery of a release in favor of us and our affiliates.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We believe these benefits are important to attracting and retaining experienced executives. We do not currently provide perquisites to our named executive officers, given our attention to the cost-benefit tradeoff of such benefits, and the compensation committee’s review of the benefit offerings at other similar companies.

DIRECTOR COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing the following director compensation information in accordance with the scaled disclosure requirements of Regulation S-K.

Cash and Equity Compensation

Effective August 2018, our board of directors approved a non-employee director compensation program. Under this program, each non-employee director will receive an annual cash retainer of $35,000. Each non-employee director may elect to receive the annual base retainer in the form of vested stock options, restricted stock awards, or restricted stock units, provided such election is made in the calendar year preceding the year in which such compensation is earned. We will pay all amounts in quarterly installments. The Chairperson of each committee of the board will receive additional annual cash compensation as follows: (a) Audit Committee, $15,000; (b) Compensation Committee, $10,000; and (c) Nominating & Governance Committee, $7,500. For the year ended December 31, 2023, each of our non-employee directors elected to receive their annual retainer in cash, except for Mr. Frieberg, who elected to receive a portion of his annual retainer in the form of stock options.

In addition, upon first becoming a director, each non-employee director will receive a one-time initial award of stock options to purchase approximately $64,000 (determined using the Black-Scholes method) of our common stock, which will fully vest on the one year anniversary of the date of grant, subject to the director’s continued service on the board of directors and may be exercised on a cashless basis pursuant to the 2018 Plan. Thereafter, each non-employee director, except for Mr. Friedberg, will receive an annual award of stock options to purchase approximately $40,000 (determined using the Black-Scholes method) of our common stock, which will fully vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the board of directors.

Mr. Friedberg does not receive any compensation for his service as a director.

Director Compensation Tables

The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash $		Option Awards $ (1) (2)	Total $
Albert D. Friedberg	—		—	—
Chrystyna Bedrij Stecyk	35,000		40,000	75,000
Jacob B. Frieberg	35,000	(3)	40,000	75,000
Bala S. Manian	42,500		40,000	82,500
Gerald E. Van Strydonck	50,000		40,000	90,000
Barbara Yanni	45,000		40,000	85,000

(1)

The amounts in this column reflect the aggregate grant date fair value of stock options under FASB ASC Topic 718, which was determined using a Black-Scholes option-pricing model with the assumptions disclosed in Note 11—Stock Based Compensation to our consolidated financial statements contained within our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	The following table provides information regarding equity awards held by each non-employee director as of December 31, 2023:

Name	Stock Options Outstanding (#)
Albert D. Friedberg	—
Chrystyna Bedrij Stecyk	1,192
Jacob B. Frieberg	2,135
Bala S. Manian, Ph.D.	1,183
Gerald E. Van Strydonck	1,256
Barbara Yanni	1,213

(3)	For fiscal year ended December 31, 2023, Mr. Frieberg elected to receive stock options in lieu of $17,500 of his $35,000 annual retainer pursuant to our Director Compensation Program.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for our principal executive officer (the “PEO”) and the average compensation for our other NEOs (“non-PEO NEOs”), both as reported in the Summary Compensation Table in this proxy statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules for fiscal year ended December 31, 2023 and fiscal year ended December 31, 2022. Pursuant to Item 402(v)(8), because we are a smaller reporting company and as this is the first filing in which this disclosure is required, we are only required to provide disclosure for two fiscal years.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation “Actually Paid” to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation “Actually Paid” to non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On: (5)	Net Income (Loss) (6) (in thousands)
2023	$430,277	$394,035	$306,057	$281,865	$4.23	$(20,251)
2022	$425,340	$400,000	$287,338	$269,832	$61.54	$(19,815)

(1)	Reflects compensation for Maurice Zauderer, our Chief Executive Officer, for fiscal years ended December 31, 2023 and 2022 as reported in the Summary Compensation Table for the applicable year.
(2)

The dollar amounts reported in this column represent the amount of “compensation actually paid,” or CAP, to the PEO in fiscal years ended December 31, 2023 and 2022, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to the PEO during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Summary Compensation Table Total for the PEO pursuant to the SEC’s rules to determine CAP to the PEO:

	PEO
	Fiscal 2023	Fiscal 2022
Summary Compensation Table Total for PEO	$430,277	$425,340
Adjustments for stock awards and option awards
(Deduct): Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	(18,575)	(24,640)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	348	9,121
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(8,102)	(4,642)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(1,771)	1,557
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	(8,142)	(6,736)
Add: Change in incremental fair value of awards modified during the covered fiscal year	—	—
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—
Compensation “Actually Paid” to PEO	$394,035	$400,000

(3)

Reflects the average compensation for the non-PEO NEOs in each respective year based on compensation amounts reported in the Summary Compensation Table for the applicable year. The non-PEO NEOs for fiscal years ended December 31, 2023 and 2022 are Drs. Ernest S. Smith and Elizabeth E. Evans.

(4)

The dollar amounts reported in this column represent the average amount of CAP to the non-PEO NEOs in fiscal years ended December 31, 2023 and 2022, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Average Summary Compensation Table Total for non-PEO NEOs pursuant to the SEC’s rules to determine Average CAP to non-PEO NEOs:

	Other non-PEO NEOs (Average)
	Fiscal 2023	Fiscal 2022
Summary Compensation Table Total for non-PEO NEOs	$306,057	$287,338
Adjustments for stock awards and option awards
(Deduct): Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	(11,645)	(17,600)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	392	6,515
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(5,795)	(2,901)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(1,321)	964
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	(5,823)	(4,484)
Add: Change in incremental fair value of awards modified during the covered fiscal year	—	—
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—
Compensation “Actually Paid” to non-PEO NEOs	$281,865	$269,832

(5)

Total Shareholder Return reflects the cumulative return of a $100 investment from the beginning of fiscal 2022 through the end of each of the fiscal years in the table, calculated in accordance with Item 201(e) of Regulation S-K.

(6)	Reflects Net Loss as reported in the Company’s Statements of Operations and Comprehensive Loss included in the Company’s annual report on Form 10-K for the respective fiscal year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table.

CAP and TSR

The amount of compensation actually paid to Dr. Zauderer and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Zauderer) is compared to the Company’s cumulative TSR over the last two completed fiscal years presented in the following table.

CAP and Net Income

The amount of compensation actually paid to Dr. Zauderer and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Zauderer) is compared to the Company’s net income (loss) over the last two completed fiscal years presented in the following table.

The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 22, 2024, by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of persons, known by us to beneficially own more than 5% of any class of our voting securities. Percentages are based on 1,231,602 shares issued and outstanding, except where noted. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vaccinex, Inc., 1895 Mount Hope Avenue, Rochester, New York 14620.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers:
Maurice Zauderer (1)	178,531	(2)	13.7%
Ernest S. Smith	464	(3)	*
Elizabeth E. Evans	218	(4)	*
Directors:
Albert D. Friedberg	503,394	(5)	39.9%
Chrystyna Bedrij Stecyk	1,192	(6)	*
Jacob B. Frieberg	3,809	(7)	*
Bala S. Manian	1,183	(8)	*
Gerald E. Van Strydonck	1,256	(9)	*
Barbara Yanni	1,213	(10)	*
All directors and executive officers as a group (10 persons)	691,351	(11)	51.5%
Greater than 5% Stockholders:
FCMI Parent Co., et al (12)	484,576	(12)	38.5%
Vaccinex (Rochester), L.L.C. (13)	174,566	(13)	12.6%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Dr. Zauderer is also a director of the Company.
(2)

Includes (a) 1,580 shares owned directly by Dr. Zauderer, (b) presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 358 shares of our common stock, (c) 1,016 shares and 1,011 shares of common stock held directly by the Jeremy Zauderer Trust and the Jordan Zauderer Trust, respectively, over which Dr. Zauderer exercises voting and investment power, (d) 99,528 shares held by Vaccinex (Rochester), L.L.C., or Vaccinex LLC, and (e) presently exercisable warrants for 75,038 shares of our common stock held by Vaccinex LLC. Dr. Zauderer is the president and a majority owner of Vaccinex LLC and exercises voting and investment power over the shares held by Vaccinex LLC.

(3)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 425 shares of our common stock.
(4)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 172 shares of our common stock.
(5)

Includes (a) 2,094 shares owned directly by Mr. Friedberg, (b) 457,355 shares held by FCMI Parent Co., or FCMI Parent, (c) presently exercisable warrants for 27,041 shares held by FCMI Parent, (d) 180 shares held by Pan Atlantic Holdings Ltd., or Pan Atlantic, and (e) 16,724 shares held by Friedberg Global Macro Hedge Fund Ltd., or G-M Fund, of which the Friedberg Mercantile Group, Ltd., or FMG, is the investment manager. Mr. Friedberg, directly and through his control over FCMI Parent, may be considered the beneficial owner of all of the common stock beneficially owned by FCMI Parent. By virtue of his control of FCMI Parent, Mr. Friedberg also may be deemed to possess voting and dispositive power over the shares owned directly by its wholly-owned subsidiary, Pan Atlantic. By virtue of his control of FMG, which exercises voting and dispositive power over the shares owned directly by G-M Fund, Mr. Friedberg also may be deemed to possess voting and dispositive power over the shares owned by G-M Fund. This amount does not include presently exercisable warrants for 305,470 shares of our common stock held by FCMI Parent. FCMI Parent will not have the right to exercise any warrants to the extent that, after giving effect to the issuance of the common stock resulting from such exercise, FCMI Parent together with its affiliates and certain other parties as set forth in the warrants, would beneficially own more than 39.99% of the outstanding shares of common stock immediately after giving effect to the issuance of shares issuable upon exercise of the warrants.
(6)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 553 shares of our common stock.
(7)

Includes (a) 303 shares owned directly by Mr. Frieberg, (b) presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 2,135 shares of our common stock, (c) 451 shares held by Benbow Estates, Ltd., an entity owned by Mr. Frieberg’s wife and of which Mr. Frieberg is an officer, and (d) 920 shares held by Gee Eff Services Limited, an entity solely owned by Mr. Frieberg and of which Mr. Frieberg is the president.

(8)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 1,183 shares of our common stock.
(9)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 1,256 shares of our common stock.
(10)	Includes presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 1,213 shares of our common stock.
(11)

Includes (a) presently exercisable, or exercisable within 60 days of March 22, 2024, stock options for 7,386 shares of our common stock and (b) presently exercisable warrants for 102,079 shares of our common stock.

(12)

Includes (a) presently exercisable warrants for 27,041 shares of our common stock and (b) 180 shares held by Pan Atlantic Holdings Ltd. Mr. Friedberg is the majority owner, a director and the president of FCMI Parent and shares voting and investment power over the shares held by FCMI Parent. This information is derived from the Amendment No. 9 to Schedule 13D filed by FCMI Parent on February 13, 2024. The address for FCMI Parent is 181 Bay Street, Suite 250, Toronto, Ontario Canada M5J 2T3.

(13)

Dr. Zauderer is the president and a majority member of Vaccinex LLC and exercises voting and investment power over the shares held by Vaccinex LLC. This information is derived from the Amendment No. 4 to Schedule 13D filed by Vaccinex LLC on February 12, 2024. The address for Vaccinex LLC is 44 Woodland Rd, Pittsford, NY 14534.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act, requires directors, officers and greater than 10% shareholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in company securities. During our fiscal year ended December 31, 2023, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Exchange Act, except for Mr. Frieberg, who filed one late report disclosing two transactions. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the SEC.

PROPOSAL TWO:

TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed under “Executive Compensation,” including the compensation tables and related narrative discussion. You are encouraged to review the section titled “Executive Compensation” in this Proxy Statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and related narrative discussion, is hereby approved.

Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the shares cast on this proposal is required for approval of the say-on-pay proposal.

The board of directors recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).

PROPOSAL THREE:

TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, stockholders are being asked to indicate their preference regarding the frequency of future stockholder advisory votes on executive compensation. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote on our executive compensation be held every one, two or three years. Stockholders also may abstain from voting on this proposal. As this is our first Proxy Statement since we ceased to be an emerging growth company, this is the first time we are asking our stockholders for a recommendation for the frequency of advisory votes on executive compensation. Stockholders are provided an opportunity to vote on the frequency of future stockholder advisory votes on executive compensation at least once every six years.

We believe that it is important to give our stockholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner. As such, our board of directors believes that our stockholders should continue to have the opportunity to voice their approval or disapproval of our executive compensation each year. Our board of directors believes that annual votes will facilitate the highest level of accountability to and communication with our stockholders.

Although this vote is advisory and therefore non-binding on us, our board of directors and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency with which advisory votes on executive compensation should be held. Stockholders may vote for the frequency of future advisory votes on executive compensation to occur every “one year,” “two years,” “three years,” or stockholders may abstain from voting on this proposal.

Vote Required

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders.

The board of directors recommends a vote for every “One Year” as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

PROPOSAL FOUR:

TO APPROVE THE FIRST AMENDMENT TO THE VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

Amendment to the Plan

We are asking our stockholders to approve the adoption of the first amendment to the Company’s 2018 Omnibus Incentive Plan, (the “Amendment”) to (i) add a one-time automatic increase in the shares of common stock issuable under the 2018 Plan, (ii) increase the percentage by which the shares of common stock issuable under the 2018 Plan automatically increase each year, and (iii) extend the term of the 2018 Plan to March 21, 2034, subject to earlier termination by the Compensation Committee or the Board.

The 2018 Plan was adopted by our Board on June 22, 2018 and approved by our stockholders on July 18, 2018. The Amendment was adopted by our Board on March 21, 2024 and is now being submitted to our stockholders for their approval at the Annual Meeting. The Amendment will become effective upon stockholder approval.

The closing stock price of a share of the Company’s common stock as reported on the Nasdaq Stock Market on March 22, 2024, our record date, was $7.86.

Description of the Plan

The full text of the 2018 Plan and the Amendment are attached to this proxy statement as Appendix A and Appendix B, respectively. The principal terms of the 2018 Plan as amended by the Amendment are described below, but the description is qualified in its entirety by reference to the 2018 Plan and the Amendment. In the event of a conflict between the description and the terms of the 2018 Plan or the Amendment, the terms of the Amendment will govern. The Amendment will not become effective unless approved by our stockholders.

Purpose

This 2018 Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of recruiting, rewarding and retaining key personnel.

Administration

Except as noted below, the 2018 Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has full power and authority to take all actions and to make all determinations required or provided for under the 2018 Plan, any award or any award agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the 2018 Plan that the Committee deems to be necessary or appropriate to the administration of the 2018 Plan, any award or any award agreement.

The Compensation Committee shall consist of two or more outside directors of the Company who: (a) meet such requirements as may be established from time to time by the SEC for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (b) comply with the independence requirements of the Nasdaq Stock Market LLC on which the shares of the Company’s common stock are listed.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the 2018 Plan and other applicable provisions of the 2018 Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and by-laws; applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”); the Securities Act, the Exchange

Act, any rules or regulations thereunder; any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its affiliates; applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to awards granted to residents thereof; and the rules of any stock exchange or securities market on which the Company’s common stock is listed or publicly traded.

Subject to the other terms and conditions of the 2018 Plan, the Compensation Committee shall have full and final authority to: (a) designate grantees; (b) determine the type or types of awards to be made to a grantee; (c) determine the number of shares of common stock to be subject to an award or to which an award relates; (d) establish the terms and conditions of each award (including, but not limited to, the exercise price for each share of common stock of any option, the exercise price of each share of common stock of any stock appreciation right, the purchase price of each share of common stock pursuant to any restricted stock, stock units or unrestricted stock, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an award or the shares of Stock subject thereto, the treatment of an award in the event of a change in control, as defined below, and any terms or conditions that may be necessary to qualify options as incentive stock options within the meaning of Section 422 of the Code); (e) prescribe the form of each award agreement evidencing an award; (f) accelerate the vesting of an award; and (g) subject to no repricing provisions, which require stockholder approval, amend, modify or supplement the terms of any outstanding award. Notwithstanding the foregoing, no amendment, modification or supplement of any award shall, without the consent of the grantee, impair the grantee’s rights under such award.

No member of the Board or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the 2018 Plan, any award, or any award agreement. Neither the Company, an affiliate, the Board, the Compensation Committee, nor any person acting on behalf of the Company, an affiliate, the Board, or the Compensation Committee will be liable to any grantee or to the estate or beneficiary of any grantee or to any other holder of an award under the 2018 Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the award.

Eligible Participants

All of our employees and directors and the employees and directors of our affiliates will be eligible to receive awards under the 2018 Plan. In addition, consultants and advisors to the Company and an affiliate who are natural persons and who perform bona fide services to the Company or an affiliate, whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s common stock may receive awards under the 2018 Plan. Only employees of the Company and permissible affiliates may receive incentive stock options. As of March 22, 2024, approximately 40 persons, including 4 executive officers and 5 non-employee directors may be considered for awards under the 2018 Plan.

Except for the non-employee director compensation program discussed in the Section titled “Director Compensation”, neither the Compensation Committee nor the Board has made any decisions with respect to the individuals who may receive awards under the 2018 Plan on or after stockholder approval of the Amendment, or the amount or nature of future awards.

Authorized Shares

If the Amendment is approved, the maximum number of shares of common stock available for grant and issuance under the 2018 Plan as of March 22, 2024 will be 220, which reflects the original shares of common stock approved for issuance under the 2018 Plan, the shares of common stock added to the 2018 Plan with respect to awards outstanding under the 2011 Plan as of August 8, 2018 that were added to the 2018 Plan in connection with the termination by expiration, forfeiture, cancellation, or otherwise on or before March 22, 2024, the automatic increases in the number of shares of common stock pursuant to the term of the 2018 Plan as in effect that occurred on or before March 22, 2024, and the adjustments to the number of available shares of common stock made to reflect the reverse stock splits of the outstanding shares of common stock since the adoption of the 2018 Plan through March 22, 2024. Any shares of common stock related to awards outstanding under the 2011 Plan as of August 8, 2018, which thereafter terminate by expiration, forfeiture, cancellation, or otherwise after March 22, 2024 without the issuance of such shares of common stock shall be added to, and included in, the number of shares of common stock available for grant and issuance under the 2018 Plan.

In addition, (i) on May 9, 2024, the number of shares of common stock reserved for issuance under the 2018 Plan shall automatically increase by a number equal to 4.5% of the total number of shares of common stock outstanding on March 22, 2024; and (ii) commencing on January 1, 2025 and continuing each January 1st thereafter until the expiration of the 2018 Plan, the number of shares of common stock reserved for issuance under the 2018 Plan shall automatically increase by a number equal to (a) 3% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year or (b) such lesser number as the Board decides, which could be zero shares of common stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

Any shares of common stock related to awards issued under the 2018 Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of common stock for any reason will be added back and again be available for issuance under the 2018 Plan. In addition, shares of common stock that are retained or reacquired by the Company to satisfy the exercise price or purchase price of an award or to satisfy the tax withholding obligation in connection with an award, as well as any shares of common stock covered by an award that is settled in cash, will be added back and again be available for issuance under the 2018 Plan.

In connection with recapitalization, reclassification, stock split, reverse split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock or other increase or decrease in such stock effected without receipt of consideration by the Company, the number and kinds of shares of stock for which grants of options and other awards may be made under the 2018 Plan, including the aggregate number of shares of common stock that we may issue under the 2018 Plan, shall be adjusted proportionately and accordingly by the Compensation Company. In addition, the number and kind of shares for which awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

The Compensation Committee may substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of common stock reserved under the 2018 Plan shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of shares of common stock subject to awards before and after the substitution. Available shares of common stock under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2018 Plan and do not reduce the number of shares of common stock available under the 2018 Plan, subject to applicable stock exchange requirements.

Types of Awards

The 2018 Plan allows for the granting of the following types of awards: stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. Each award granted under the 2018 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2018 Plan.

Stock Options. A stock option is the right to purchase a specified number of shares of common stock for a specified exercise price. Stock options may be either (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Code, or (b) nonqualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option. Only employees of the Company and certain of its affiliates may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by the Company or any affiliate) are subject to the following: (i) the exercise price shall be equal to or greater than the fair market value of the shares of common stock subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than ten (10) years from the date of grant. The exercise price may be payable either in (1) cash or cash equivalents acceptable to the Company, (2) to the extent the award agreement so provides, through the tender or attestation to the Company of shares of common stock that are not subject to any repurchases, forfeiture, unfulfilled vesting or other similar requirements, (3) to the extent permitted by law and to the extent the award agreement so provides, by delivery (on a form acceptable to the Compensation Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of common stock and to deliver all or part of the sales proceeds to the Company in payment of the exercise price and any withholding taxes, (4) with the consent of the Company, by the Company issuing the number of shares of common stock equal in value to the difference between the exercise price and the fair market value of the shares of common stock subject to the portion of the option being exercised, or (5) to the extent the award agreement so provides, in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, service by the participant to the Company or an affiliate and net exercise, net settlement, or share withholding.

Stock Appreciation Rights. A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share of common stock over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by the Company or any affiliate) are subject to the following: (a) the exercise price shall be equal to or greater than the fair market value of the shares of common stock subject to such stock appreciation right on the date of grant; and (b) the expiration date shall be no later than ten (10) years from the date of grant.

Unrestricted Stock. Unrestricted stock is an award of shares of common stock free of any restrictions. Unrestricted stock may be granted or sold in respect of past or future service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to the participant.

Restricted Stock. Restricted stock is an award of shares of common stock that is subject to vesting conditions. Prior to the expiration of the vesting period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares of common stock, subject, however, to the restrictions and limitations imposed pursuant to the 2018 Plan and award agreement.

Restricted Stock Units. A restricted stock unit is an award that is valued by reference to shares of common stock, which may be paid to a participant upon vesting in shares of common stock, cash or other property.

Other Equity-Based Awards. The Compensation Committee may grant other types of equity-based awards under the 2018 Plan. Other equity-based awards may be payable in cash, shares of common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.

Performance and Annual Incentive Awards. The Compensation Committee may grant awards of restricted stock, restricted stock units or other stock-based awards, including annual incentive awards, as “performance awards,” with the vesting or payment of such awards based on the achievement of specified performance objectives. Performance objectives may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following: (a) net earnings or net income; (b) operating earnings; (c) pretax earnings; (d) earnings per share of stock; (e) stock price, including growth measures and total stockholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense, income from discontinued operations, gain on cancellation of debt, debt extinguishment and related costs, restructuring, separation, and/or integration charges and costs, reorganization and/or recapitalization charges and costs, impairment charges, merger-related events, gain or loss related to investments, sales and use tax settlement, and gain on non-monetary transaction; (h) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (i) gross or operating margins; (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (l) productivity ratios; (m) expense targets; (n) market share; (o) financial ratios as provided in credit agreements of the Company and its subsidiaries; (p) working capital targets; (q) completion of acquisitions of business or companies; (r) completion of divestitures and asset sales; (s) revenues under management; (t) funds from operations; (u) results of preclinical testing; (v) successful implementation of clinical trials, including components thereof; (w) submitting regulatory filing; (x) obtaining regulatory or marketing approvals; (y) entering into contractual agreements; (z) meeting contractual requirements; (aa) achieving contractual milestones; (bb) entering into collaborations; (cc) receipt of grant funding; (dd) developing or expanding manufacturing or production capacity; (ee) any other performance measure selected by the Committee; and (ff) any combination of any of the foregoing business criteria. Any performance measure(s) may be used to measure the performance of the Company, subsidiary, and/or affiliate as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures.

The Compensation Committee may provide in any performance-based award or annual incentive award that any evaluation of performance may include or exclude any of the following events that occur during a relevant performance period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of common stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; (k) environmental expense; or (l) any other event as deemed appropriate by the Compensation Committee.

Dividend Equivalent Rights. Dividend equivalent rights are an award entitling the participant to receive credits based on cash distributions that would have been paid on the shares of common stock specified in the award to which they relate if such shares of common stock had been issued to and held by the participant. Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalent rights, subject to such terms, conditions, restrictions or limitations, if any, as the Compensation Committee may establish. Dividend equivalent rights may be paid currently or may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional equivalents, and may be payable in cash, shares of common stock or a combination of the two.

Award Limitations

Incentive Stock Options. Incentive stock options may be granted only to employees of the Company or a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, on the date of grant. The aggregate fair market value (determined as of the time the incentive stock option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000, and any incentive stock option or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as a nonqualified stock option. If, at the time an incentive stock option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, then: (a) the exercise price for such incentive stock option will be at least 110% of the fair market value of the shares of common stock subject to such incentive stock option on the date of grant; and (b) such incentive stock option will not be exercisable after the date five (5) years from the date such incentive stock option is granted. The maximum number of shares of common stock that may be issued under the 2018 Plan pursuant to incentive stock options after March 22, 2024 may not exceed, in the aggregate, 220 shares of common stock.

Transferability. A participant’s rights in an award may be assigned or transferred only in the event of death; provided, however, that the Committee may allow a participant to assign or transfer without consideration an award (other than an incentive stock option) to one or more members of his or her immediate family, to a partnership of which the only partners are the participant or members of the participant’s immediate family, or to a trust established by the participant for the exclusive benefit of the participant or one or more members of his or her immediate family. Incentive stock option may not be transferable by a participant other than by will or the laws of descent and distribution and may only be exercisable during the participant’s lifetime by the participant.

Tax Withholding

The Company (or an affiliate) shall have the right to deduct from payments of any kind otherwise due to a participant any federal, state or local taxes of any kind required by applicable laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of common stock upon the exercise of an option or pursuant to an award. At the time of such vesting, lapse, or exercise, the participant shall pay to the Company (or the affiliate) in cash any amount that the Company (or the affiliate) may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the participant shall pay such withholding obligation on the day that the same day sale is completed. Subject to the prior approval of the Company (or the affiliate), a participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company (or the affiliate) to withhold shares of common stock otherwise issuable to the participant or (ii) by delivering to the Company (or the affiliate) shares of common stock already owned by the participant are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Effect of Certain Events

Change in Control. The Compensation Committee may provide in an award agreement provisions relating to a “change in control” of the Company.

“Change in control” generally means the occurrence of any one or more of the following events:

(a) Any 1934 Act Person, defined below, becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof, or any other 1934 Act Person from the Company in a transaction or series of related transactions, the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (ii) solely because the level of ownership held by any 1934 Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b) There is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, or similar transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) The complete dissolution or liquidation of the Company;

(d) There is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its affiliates, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its affiliates to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or

(e) Individuals who, immediately following August 8, 2018, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the 2018 Plan, be considered as a member of the Incumbent Board.

A “1934 Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), except that “1934 Act Person” shall not include (a) the Company or any affiliate of the Company; (b) any employee benefit plan of the Company or any affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company; (c) an underwriter temporarily holding securities pursuant to an offering of such securities; (d) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (e) any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that, as of August 8, 2018, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

Recoupment

The Compensation Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award thereunder on account of actions taken by, or failed to be taken by, such grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any affiliate, (d) confidentiality obligation with respect to the Company or any affiliate, or (e) other agreement, as and to the extent specified in such award agreement. The Compensation Committee may annul an outstanding award if a grantee thereof is an employee and is terminated for cause as defined in the 2018 Plan or the applicable award agreement or for “cause” as defined in any other agreement between the Company or any affiliate and such grantee, as applicable.

Any award granted pursuant to the 2018 Plan is subject to mandatory repayment by a grantee to the Company to the extent a grantee is or in the future becomes subject to (i) any Company “clawback” or recoupment policy that requires the repayment by a grantee to the Company of compensation paid by the Company to a grantee in the event that a grantee fails to comply with, or violates, the terms or requirements of such policy or (ii) any applicable laws that impose mandatory recoupment, under circumstances set forth in such applicable laws.

On November 16, 2023, the Board adopted a Policy for the Recovery of Erroneously Awarded Compensation to recover incentive-based compensation, which could include compensation paid under the 2018 Plan, in certain circumstances in the event an accounting restatement is required. A copy of the Policy for the Recovery of Erroneously Awarded Compensation is publicly available and is attached as Exhibit 97 to the Company’s Annual Report on Form 10-K.

Adjustments and Limitations

In connection with recapitalization, reclassification, stock split, reverse split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock or other increase or decrease in such stock effected without receipt of consideration by the Company, the number and kinds of shares of stock for which grants of options and other awards may be made under the 2018 Plan, including the aggregate number of shares of common stock that we may issue under the 2018 Plan, shall be adjusted proportionately and accordingly by the Compensation Company. In addition, the number and kind of shares for which awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of a grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

If the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any award theretofore granted pursuant to the 2018 Plan shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to such award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment, as applicable, of an award’s exercise price.

Upon the occurrence of a Change in Control in which outstanding awards are not being assumed or continued: (a) all outstanding restricted stock awards shall be deemed to have vested, all stock unit awards and dividend equivalent rights shall be deemed to have vested and the cash or shares of common stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, (b) prior to the scheduled consummation of the Change in Control, all options and stock appreciation rights outstanding under the 2018 Plan shall become immediately exercisable and shall remain exercisable for a period of up to fifteen (15) days, or the Compensation Committee may elect, in its sole discretion, to cancel any outstanding awards of options, stock appreciation rights, restricted stock, and/or stock units and pay or deliver, or cause to be paid or delivered, to the holder thereof cash or securities, and (c) for performance awards, if less than half of the performance period of such award has lapsed, the performance awards shall be treated as though target performance has been achieved; if more than half the performance period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of the consummation of the Change in Control as determined by the Compensation Committee, in its sole discretion, and that level of performance shall be treated as achieved immediately prior to the consummation of the Change in Control; and if actual performance is not determinable, then performance awards shall be treated as though target performance has been achieved.

Upon the occurrence of a Change in Control in which outstanding awards are being assumed or continued, the 2018 Plan and outstanding awards granted under the 2018 Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the awards theretofore granted, or for the substitution for such awards for new common stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

Pursuant to the 2018 Plan, if a grantee is a “disqualified individual” as defined in Section 280G(c) of the Code, any right to exercise, vesting, payment, or benefit to the grantee under the 2018 Plan will be reduced or eliminated (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the grantee under the 2018 Plan, all other agreements that do not express address Sections 280G or 4999 of the Code, and all benefit arrangements, would cause any exercise, vesting, payment, or benefit to the grantee under the 2018 Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”); and (ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the grantee from the Company under the 2018 Plan, all other agreements, and all benefit arrangements would be less than the maximum after-tax amount that could be received by the grantee without causing any such payment or benefit to be considered a Parachute Payment.

Amendment, Suspension and Termination

The Compensation Committee or the Board may amend, suspend or terminate the 2018 Plan at any time provided that no amendment, suspension or termination may materially impair the rights or obligations under any outstanding award without the participant’s consent. An amendment of the 2018 Plan is contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable laws or required by the stock exchange on which the shares of common stock are listed; provided, that no amendment may be made to the prohibition against repricing provisions or the minimum exercise price of stock options and stock appreciation rights provisions without stockholder approval.

If the Amendment is approved, no award may be granted under the 2018 Plan after March 21, 2034.

New Plan Benefits

Except for non-employee directors subject to our director compensation program discussed in the Section titled “Director Compensation”, benefits or amounts to be received by or allocated to eligible participants and the number of shares of common stock to be granted under the 2018 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Compensation Committee or Board, as applicable. There are no commitments to make awards to our chief executive officer, any named executive officers, executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group.

The table below sets forth the benefits or amounts that will be received annually by our current non-employee directors under the 2018 Plan pursuant to the director compensation program. Since the number of options or other awards to be granted to each non-employee director pursuant to the director compensation program is dependent on the value of the underlying shares of common stock at the time grant, the actual number of options or other awards to be granted to the non-employee directors under the 2018 Plan cannot be determined.

Name and Position	Dollar Value ($)	Number of Units
All Current Directors who are Not Executive Officers as a Group (5 persons)	278,750	—

Aggregate Awards Granted

The following table sets forth information with respect to the number of shares of common stock subject to awards previously granted to the following listed individuals and specified groups under the 2018 Plan since its inception through March 22, 2024, our record date:

Name and Position	Number of Shares Underlying Option	Number of Shares Underlying Restricted Stock Units	Number of Shares Underlying Restricted Stock Grants
Named Executive Officers:
Maurice Zauderer, President and Chief Executive Officer	2,572	—	—
Ernest S. Smith, Senior Vice President, Research and Chief Scientific Officer	1,749	—	—
Elizabeth E. Evans, Senior Vice President, Discovery and Translational Medicine, and Chief Operating Officer	1,770	—	—
All Current Executive Officers as a Group	7,066	—	—
All Current Directors who are Not Executive Officers as a Group (6 persons)	6,853	—	—
Each Nominee for Election as a Director (1):
Jacob Frieberg	2,069	—	—
Albert Friedberg	—	—	—
Each Associate of any of Such Directors, Executive Officer or Nominees	—	—	—
Each Other Person who Received or is to Receive 5 Percent of Such Options, Warrants or Rights	—	—	—
All Employees, including all Current Officers Who are not Executive Officers, as a Group	3,737	—	—

(1)	The information for Maurice Zauderer, a director nominee, is provided above in this table.

Certain U.S. Federal Income Tax Consequences of 2018 Plan Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2018 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2018 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Nonqualified stock options. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares of common stock purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares of common stock will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for the Company.

Incentive stock options. A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction. Upon the disposition of the shares of common stock obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares of common stock over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares of common stock are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares of common stock on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.

Stock appreciation rights. A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares of common stock or other property received. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares of common stock will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for the Company.

Restricted stock and restricted stock units. A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock units or other stock-based awards. When the restricted stock vests, the restricted stock units settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock or other property received at that time, less the amount, if any, paid for the shares of common stock, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. However, for awards of restricted stock, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value of the shares of common stock at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares of common stock. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares of common stock received from shares of restricted stock, restricted stock units or other stock-based awards will be taxed as short-term (if held for one year or less) or long-term (if held for more than one year) capital gain, but will not result in any further deduction for the Company.

Equity Compensation Plan Information as of December 31, 2023

The following table provides information regarding our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans:
Approved by stockholders	14,323	(1)	$446.93	528	(2)(3)
Not approved by stockholders	—		—	—

Total	14,323	(1)	$446.93	528	(2)(3)

(1)

In connection with the adoption of the 2018 Plan, we ceased making awards under the 2011 Plan, although the terms of such plan will continue to govern the outstanding awards previously granted thereunder. This number represents shares of common stock issuable upon exercise of awards granted under the 2011 Plan and the 2018 Plan.

(2)	Excludes shares of common stock reflected in column (a). Includes 528 shares of common stock remaining available for issuance under our 2018 Plan.
(3)

Effective January 1, 2020 and continuing until the expiration of the 2018 Plan, the number of shares of common stock available for issuance under the 2018 Plan will automatically increase annually by two percent of the total number of issued and outstanding shares of our common stock as of December 31st of the immediately preceding year or such lesser number as our board of directors may decide, which may be zero.

Vote Required

The affirmative vote of a majority of the shares of common stock cast on this proposal is required for approval of the First Amendment.

The board of directors recommends a vote FOR

the proposal to approval of the First Amendment to our 2018 Omnibus Incentive Plan.

PROPOSAL FIVE:

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. This appointment is being presented to our stockholders for ratification at the Annual Meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the Annual Meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The board of directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Fees for Professional Services Provided by Deloitte & Touche LLP

The following table shows fees for professional services provided by Deloitte & Touche LLP during the fiscal year ended December 31, 2023, which we refer to as fiscal year 2023, and the fiscal year ended December 31, 2022, which we refer to as fiscal year 2022.

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$507,334	$321,040
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$2,047	$—

Total	$509,381	$321,040

Audit fees during fiscal year 2023 and fiscal year 2022 were for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for related services that are normally provided in connection with registration statements and the offerings of our securities. There were no audit-related fees or tax fees incurred during fiscal year 2023, and no audit-related fees, tax fees or other fees incurred during fiscal year 2022. Other fees incurred during fiscal year 2023 are related to subscription services.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Deloitte & Touche LLP was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Deloitte & Touche LLP and determined that the provision of these services was compatible with the firm’s independence.

REPORT OF THE AUDIT COMMITTEE

In connection with our financial statements for the fiscal year ended December 31, 2023, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm (the “Auditors”) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (3) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the audit committee concerning independence, and has discussed with the Auditors their independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Gerald E. Van Strydonck, Chair

Jacob B. Frieberg

Bala S. Manian

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our board of directors has adopted a written policy for transactions with related persons. During its review of such relationships and transactions, the audit committee considers (1) a general description of the transaction; (2) the material terms and conditions of the transaction; (3) the name of the related person and the basis on which such individual or entity is a related person; (4) the related person’s position or relationship with or ownership of any entity that is a party to or has an interest in the transaction; (5) whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (6) the extent of the related person’s interest in the transaction; and (7) any other matters the committee or board of directors deems appropriate.

The following is a description of transactions since January 1, 2022 to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or any affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment and compensation arrangements. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Lease Agreement

We lease our corporate headquarters facility from 1895 Management, Ltd., which is a wholly owned, indirect subsidiary of FCMI Parent. We incurred rent of $181,000 and $175,000 under this lease for the years ended December 31, 2023 and 2022, respectively. The lease agreement, as currently amended, requires monthly rental payments of $15,048 through expiration of the lease on October 31, 2024.

Surface Oncology, Inc.

In November 2017, we entered into a research collaboration and license option agreement with Surface Oncology, Inc. (“Surface”) to identify and select antibodies against two target antigens, using our proprietary technology as described in the agreement. At that time J. Jeffrey Goater served as a member of our board of directors and the Chief Business Officer of Surface. Mr. Goater’s term as a member of our board ended at our 2022 annual meeting of stockholders. He currently serves as a director of Surface. We have invoiced an aggregate of approximately $2,505,446 under this agreement through December 31, 2023. Additional amounts may be payable to us on a fee-for-service basis in connection with research to be performed under the agreement. In the third quarter of 2019, Surface purchased its option to obtain an exclusive license to make, use, sell and import products incorporating antibodies targeting the first antigen and exercised its option to obtain an exclusive license to use two antibodies targeting the second antigen to perform research activities. The exclusive research license agreement, which we entered into in September 2019, provides for an upfront fee of $100,000 in annual maintenance fees up to an aggregate of $250,000. During the year ended December 31, 2022 the Company recorded $50,000 of revenue for an annual maintenance fee for the exclusive product license. During the year ended December 31, 2023 the Company recorded $500,000 of revenue related to a milestone payment for the first target, in accordance with the agreement. In 2023 Surface terminated this exclusive research license agreement, for the first target, and therefore will not be required to pay the maintenance fee any longer. Surface Oncology has sublicensed this program for the second target to Coherus which is actively continuing phase 1/2 development.

Private Placements of Common Stock

On January 31, 2022, the Company entered into a stock purchase agreement pursuant to which the Company issued and sold to certain investors 41,656 shares of its common stock at a purchase price of $233.1 per share for aggregate gross proceeds of $9.7 million (“the January 2022 Private Placement”). FCMI Parent Co. and Friedberg Global-Macro Hedge Fund Ltd. each purchased 8,580 shares of our common stock for an aggregate purchase price of $3,999,998. Albert D. Friedberg, the Company’s chairman and beneficial owner of a majority of the Company’s outstanding common stock, controls FCMI Parent Co., the Company’s majority stockholder, and Friedberg Mercantile Group, the investment manager of the Friedberg Global-Macro Hedge Fund Ltd., which exercises voting and dispositive power over shares held directly by Friedberg Global-Macro Hedge Fund Ltd. Vaccinex (Rochester) L.L.C., which is majority owned and controlled by Dr. Maurice Zauderer, the Company’s President, Chief Executive Officer, and a member of its board of directors, and Benbow Estates, which is controlled by Jacob Friedberg, a member of the Company’s board of directors, purchased 8,580 and 429 shares of our common stock for aggregate purchase prices of $1,999,999 and $100,000, respectively, in the January 2022 Private Placement. In connection with the January 2022 Private Placement, on January 31, 2022, the Company entered into a registration rights agreement with the investors pursuant to which the Company filed a registration statement on Form S-3 (File No. 333-264236), declared effective on April 27, 2022, to register the resale of the shares acquired by the investors in the January 2022 Private Placement.

On November 18, 2022 and November 22, 2022, the Company entered into a stock purchase agreement and joinder thereto, pursuant to which the Company issued and sold to certain investors 34,012 shares of its common stock at a purchase price of $111.30 per share for aggregate gross proceeds of $3.8 million (“the November 2022 Private Placement”). FCMI Parent Co., the Company’s majority stockholder, which is controlled by Albert D. Friedberg, the chairman of the Company’s board of directors, Vaccinex (Rochester) L.L.C., which is majority owned and controlled by Dr. Maurice Zauderer, the Company’s President, Chief Executive Officer, and a member of its board of directors, Gee Eff Services Limited, which is controlled by Jacob Frieberg, a member of the Company’s board of directors, and Gerald Van Strydonck, a member of the Company’s board of directors, purchased 17,993, 7,197, 900, and 225 shares of our common stock for aggregate purchase prices of $2,000,000, $800,000, $100,000, and $25,000, respectively, in the November 2022 Private Placement. In connection with the November 2022 Private Placement, on November 22, 2022, the Company entered into a registration rights agreement with the investors pursuant to which the Company filed a registration statement on Form S-3 (File No. 333-269385), declared effective on January 31, 2023, to register the resale of the shares acquired by the investors in the November 2022 Private Placement.

On March 30, 2023, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company issued and sold 23,693 shares of its common stock at a purchase price of $86.10 per share for aggregate gross proceeds of $2.04 million (“the March 2023 Private Placement”). Two of the investors in the March 2023 Private Placement were affiliated with directors or officers of the Company: FCMI and Vaccinex (Rochester) L.L.C. In addition, FCMI made a binding commitment in the Stock Purchase Agreement to purchase, on or prior to May 15, 2023, up to an additional $2.96 million of shares of the Company’s common stock, less the aggregate purchase price of securities of the Company other than the shares sold by the Company to investors other than FCMI and its affiliates after the closing and on or prior to May 15, 2023, and subject to the terms and conditions of the Stock Purchase Agreement.

On May 12, 2023, pursuant to the March 2023 Stock Purchase Agreement, the Company issued and sold to certain investors 37,660 shares of its common stock at a purchase price of $78.5988 per share for aggregate gross proceeds of $2.96 million (the “May 2023 Private Placement”). FCMI purchased 31,960 shares of our common stock in the May 2023 Private Placement for a purchase price of $2.51 million.

On September 20, 2023, we entered into a stock purchase agreement, pursuant to which we issued and sold 17,781 shares of our common stock at a purchase price of $32.76 per share for aggregate gross proceeds of $0.58 million (the “September 2023 Private Placement”). Vaccinex (Rochester) L.L.C. purchased 9,768 shares of the Company’s common stock in the September 2023 Private Placement for a purchase price of $0.32 million.

On October 3, 2023, pursuant to our registration statement on Form S-1, as amended (File No. 333-274520), and a securities purchase agreement, as applicable, we issued and sold to certain investors (i) 542,857 shares of our common stock together with common warrants to purchase up to 542,857 shares of common stock and (ii) 142,857 pre-funded warrants to purchase up to 142,857 shares of common stock together with common warrants to purchase up to 142,857 shares of common stock, at a purchase price of $14.00 and $13.99, respectively, for aggregate gross proceeds of $9.6 million (“the October 2023 Offering”). FCMI Parent Co. (“FCMI”), which is controlled by Albert D. Friedberg, the chairman of the Company’s board of directors, and Vaccinex (Rochester) L.L.C. purchased 214,286 and 35,714 shares of our common stock and accompanying common warrants, respectively, in the October 2023 Offering for an aggregate purchase price of $3.5 million.

On November 2, 2023, we entered into securities purchase agreements with certain investors from the August and September 2023 private placements, pursuant to which we issued and sold 37,694 warrants to purchase up to 37,694 shares of our common stock at a purchase price of $1.75 per warrant for aggregate gross proceeds of $70,000. Vaccinex (Rochester) L.L.C., purchased 9,768 warrants in the November warrant offering for a purchase price of $17,000.

On February 6, 2024, we entered into a securities purchase agreement pursuant to which we issued and sold 274,182 shares of our common stock together with warrants to purchase up to 274,182 shares of common stock at a combined price of $10.15 per share and accompanying warrant and (ii) pre-funded warrants to purchase up to 90,363 shares of common stock together warrants to purchase up to 90,363 shares of our common stock at a combined price of $10.1486 per pre-funded warrant and accompanying warrant, for aggregate gross proceeds of approximately $3.7 million. FCMI and Vaccinex (Rochester) L.L.C. purchased 118,227 and 29,557 shares of our common stock and accompanying warrants, respectively, in the February 2024 offering for an aggregate purchase price of $1.5 million.

On March 27, 2024, we issued and sold 159,683 shares of our common stock together with warrants to purchase up to 159,683 shares of common stock at a combined price of $7.77 per share and accompanying warrant, for aggregate gross proceeds of approximately $1.2 million. FCMI and Vaccinex (Rochester) L.L.C. purchased 102,960 and 38,610 shares of our common stock and accompanying warrants, respectively, in the March 2024 offering for an aggregate purchase price of $1.1 million.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Dr. Maurice Zauderer
President and Chief Executive Officer
Rochester, New York
April 2, 2024

APPENDIX A

VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

A-i

A-ii

A-iii

VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

1. PURPOSE

This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, other equity-based awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “1934 Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), except that “1934 Act Person” shall not include (a) the Company or any Affiliate of the Company; (b) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company; (c) an underwriter temporarily holding securities pursuant to an offering of such securities; (d) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (e) any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

2.2 “2018 Plan Reserve Amount” shall have the meaning set forth in Section 4.1.

2.3 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.4 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.5 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.6 “Award” means, individually or collectively, a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, or Other Equity-Based Award under the Plan.

2.7 “Award Agreement” means the written agreement, in such paper, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.8 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.9 “Board” means the Board of Directors of the Company.

2.10 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, means, as determined by the Committee, (a) the Grantee’s gross negligence or willful misconduct in connection with the performance of duties; (b) the Grantee’s conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); (c) the Grantee’s material violation of a Company policy; or (d) the Grantee’s material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between the Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.11 “Change in Control” means, subject to Section 18.9, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) Any 1934 Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof, or any other 1934 Act Person from the Company in a transaction or series of related transactions, the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (ii) solely because the level of ownership held by any 1934 Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b) There is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, or similar transaction or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) The complete dissolution or liquidation of the Company;

(d) There is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or

(e) Individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in a written agreement between the Company or any Affiliate and the Grantee shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such a written agreement, the foregoing definition shall apply with respect to Awards granted under the Plan.

The Committee shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition (or the definition of Change in Control (or an analogous term) in a written agreement between the Company or any Affiliate and the Grantee), the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.12 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.13 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

2.14 “Company” means Vaccinex, Inc., a Delaware corporation, and any successor thereto.

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Stock, other Awards, or other property equal in value to dividends or other periodic payments paid with respect to a specified number of shares of Stock.

2.17 “Effective Date” means the day immediately prior to the effective date of the registration statement on Form S-1 filed by the Company in connection with the IPO.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended, and any successor thereto.

2.19 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market on such Determination Date (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such

Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.19 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.20 “Family Member” means a person who is (a) a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the foregoing persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the foregoing persons (or the Grantee) control the management of assets, and (e) any other entity in which one or more of the foregoing persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.21 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee completes the corporate action constituting the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such other date as may be specified by the Committee.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “IPO” means the initial firm commitment underwritten registered public offering by the Company of the Stock.

2.25 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.27 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28 “Other Agreement” shall have the meaning set forth in Section 15.

2.29 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, Performance Award or Annual Incentive Award.

2.30 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.31 “Parachute Payment” shall have the meaning set forth in Section 15.

2.32 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Plan” means this Vaccinex, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.35 “Prior Plan” means the Vaccinex, Inc. 2011 Employee Equity Plan.

2.36 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.37 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10.

2.38 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.39 “SEC” means the United States Securities and Exchange Commission.

2.40 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.41 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.42 “Service Provider” means (a) an employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Stock.

2.43 “Stock” means the common stock, par value $0.0001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 17.

2.44 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.45 “Stock Exchange” means The NASDAQ Stock Exchange LLC, any successor thereto or another established national or regional stock exchange.

2.46 “Stock Unit” means an Award representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that will be settled in an amount in cash, shares of Stock or both, subject to the terms and conditions of the Award.

2.47 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.48 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.49 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.50 “Unrestricted Stock” shall have the meaning set forth in Section 11.

3. ADMINISTRATION OF THE PLAN

3.1. Committee.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present or by unanimous consent of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section.

3.2. Committee Composition.

The Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the SEC for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (b) comply with the independence requirements of the Stock Exchange on which the shares of Stock are listed. Notwithstanding the foregoing, the Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the Stock Exchange on which the shares of Stock are listed.

To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board who is an Outside Director satisfying the requirements of Subsection (a)-(b) of this Section 3.2; provided, however, that the Committee may delegate its authority under the Plan to make grants to employees or other Service Providers who are not members of the Board or executive officers (as defined under Rule 3b-7 or the Exchange Act) to a member of the Board who is not an Outside Director.

3.3. Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws.

3.4. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the SAR Exercise Price of any SAR, the Purchase Price of any Restricted Stock, Stock Units or Unrestricted Stock, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) accelerate the vesting of an Award; and

(g) subject to Section 3.6, amend, modify or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.5. Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or any Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to (i) any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy or (ii) any Applicable Laws that impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or shares of Stock received in connection with an Award (or an amount equal to the Fair Market Value of such shares of Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.6. No Repricing Without Stockholder Approval.

Except as specified in Section 17, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price above the current stock price in exchange for cash or other securities.

3.7. Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section  409A.

3.8. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.8 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.9. Stock Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the shares of Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more share certificates.

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares of Stock Available for Awards.

Subject to the other provisions of this Section 4 and subject to adjustment as provided under the Plan, the total number of shares of Stock that shall be reserved for issuance for Awards under the Plan shall be equal to 425,000 (“2018 Plan Reserve Amount”). Any shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date, which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be added to, and included in, the 2018 Plan Reserve Amount. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. In addition, commencing on January 1, 2020 and continuing until the expiration of the plan, the number of shares of Stock reserved for issuance under the Plan shall automatically increase in an amount equal to (a) 2% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year or (b) such lesser number as the Board decides, which could be zero shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Any of the shares of Stock reserved for issuance under the Plan may be used for any type of Award under the Plan, and shares of Stock up to the 2018 Plan Reserve Amount shall be available for issuance pursuant to Incentive Stock Options.

4.2. Adjustments in Authorized Shares of Stock.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of Stock reserved pursuant to Section 4.1 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after the substitution. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of shares of Stock available under the Plan, subject to applicable stock exchange requirements.

4.3. Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto or is settled in cash in lieu of shares of Stock, then the number of shares of Stock counted against the aggregate number of shares of Stock available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

If any shares of Stock covered by an award under the Prior Plan (i) expires or otherwise terminate without having been exercised in full or (ii) is settled in cash,  the shares of Stock shall revert to and become available for issuance under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no shares of Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the date of the Board’s initial adoption of the Plan and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by the Stock Exchange on which the shares of Stock are listed; provided, that no amendment shall be made to the no-repricing provisions of Section 3.6, the Option Price provision of Section 8.1, or the SAR Exercise Price provision of Section 9.1 without the approval of the Company’s stockholders.

6. AWARD ELIGIBILITY

6.1. Service Providers and Other Persons.

Awards may be made under the Plan to: (a) any Service Provider, as the Committee shall determine and designate from time to time and (b)  any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2. Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.6, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original Grant Date; provided, that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of the Stock.

8.2. Vesting; Exercisability.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the fifth (5th) anniversary of the Grant Date of such Option. Notwithstanding the foregoing, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 that results in termination of the Option.

8.6. Method of Exercise.

(a) Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes that the Company may, in its judgment, be required to withhold with respect to such exercise.

(b) Notwithstanding the foregoing, and only where authorized by the Committee in the applicable Award Agreement, a Non-qualified Stock Option that has not been exercised by the Grantee as of the last business day of the term set forth in Section 8.3 will automatically exercise through a “net exercise” pursuant to which the Company will issue the number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the Option after adjustment for any withholding taxes described in Section 18.3.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such Grantee. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive such evidence of the Grantee’s ownership of the shares of Stock subject to the Option, consistent with Section  3.9.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer that is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any

Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

Subject to Sections 9.3 and 17.3, the Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided that no SAR shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the date before the tenth (10th) anniversary of the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4. Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee holding or exercising a SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby, if any, are fully paid and issued to such Grantee. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9.5. Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6. Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a “not for value” transfer is a transfer that is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares of Stock that is deemed paid by past or future Services to the Company or an Affiliate).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each

Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the achievement of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates.

Subject to Section 3.9, the Company may issue, in the name of each Grantee to whom shares of Restricted Stock have been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for the Grantee’s benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions lapse and the Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to the Grantee, provided, however, that such share certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. Pursuant to Section 3.9, to the extent Restricted Stock is represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

10.4. Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 13.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalent Rights with respect to Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Service rendered or to be rendered to the Company or an Affiliate.

10.8. Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book entry or share certificate for such shares of Stock shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1. Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2. Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards to any Grantee in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of an Other Equity-Based Award, the Grantee shall have no further rights with respect to such Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Shares of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements, which shares of Stock shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service by the Grantee thereof to the Company or an Affiliate and net exercise, net settlement, or share withholding.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of Stock subject to the Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3. Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or number of shares of Stock subject to the Performance Awards or Annual Incentive Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, and to the extent necessary to comply with Code Section 409A, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

14.5.1. Performance Goals Generally.

The performance goals for Performance Awards or Annual Incentive Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.5.2. Performance Measures.

The performance goals upon which the Committee may determine the payment or vesting of a Performance Award or Annual Incentive Award may include any one or more of the following performance measures, with or without adjustment, in the Committee’s sole discretion:

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per share of stock;

(e)	stock price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation, and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	merger-related events;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction;

(h)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)	gross or operating margins;

(j)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)	productivity ratios;

(m)	expense targets;

(n)	market share;

(o)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p)	working capital targets;

(q)	completion of acquisitions of business or companies;

(r)	completion of divestitures and asset sales;

(s)	revenues under management;

(t)	funds from operations;

(u)	results of preclinical testing;

(v)	successful implementation of clinical trials, including components thereof;

(w)	submitting regulatory filing;

(x)	obtaining regulatory or marketing approvals;

(y)	entering into contractual agreements;

(z)	meeting contractual requirements;

(aa)	achieving contractual milestones;

(bb)	entering into collaborations;

(cc)	receipt of grant funding;

(dd)	developing or expanding manufacturing or production capacity; and

(ee)	any other performance measure selected by the Committee;

(ff)	any combination of any of the foregoing business criteria.

Any performance measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures specified in this Section 14.

14.5.3. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; (k) environmental expense; or (l) any other event as deemed appropriate by the Committee.

15. PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Code Section 280G(c)), then, notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit

Arrangement”), any right to exercise, vesting, payment, or benefit to the Grantee under this Plan shall be reduced or eliminated:

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of the Company’s certificate of incorporation or by-laws or of Applicable Laws. If at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and

SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Board or Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the limit set forth in Section 4.1, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion or exercise of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Option Price and SAR Exercise Price, as applicable, of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in which the Company Is the Surviving Entity that Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment, as applicable, of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3. Change in Control in which Awards are not Assumed.

Upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued:

(a) in each case with the exception of any Performance Award or Annual Incentive Award, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the cash or shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the cash or shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

(b) either or both of the following two actions shall be taken:

(i) prior to the scheduled consummation of the Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of up to fifteen (15) days, or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, and/or Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award.

(c) for Performance Awards, if less than half of the Performance Period has lapsed, the Performance Awards shall be treated as though target performance has been achieved. If more than half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of the consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance shall be treated as achieved immediately prior to the consummation of the Change in Control. If actual performance is not determinable, then Performance Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(c), if any Awards arise from application of this Section, such Awards shall be settled under the applicable provision of Section 17.3(a) or (b).

(d) Annual Incentive Awards and Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Committee’s establishment of an exercise window, (i) any exercise of an Option or SAR during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that will result in such a termination to all Grantees who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4. Change in Control in which Awards are Assumed.

The Plan and outstanding Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new common stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Changes in Control.

17.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other Service relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes.

(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Code Section 409A.

The Plan and Awards granted hereunder are intended either to be exempt from or to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered accordingly. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).

Further, notwithstanding anything to the contrary in the Plan, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery will occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph will in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

* * *

To record adoption of the Plan by the Board on June 22, 2018, approval of the Plan by the Company’s stockholders on July 18, 2018, and effectiveness of the Plan on     , the Company has caused its authorized officer to execute the Plan.

VACCINEX, INC.

By:
Name:
Title:

Signature Page to the Vaccinex, Inc. 2018 Omnibus Incentive Plan

APPENDIX B

FIRST AMENDMENT

TO THE

VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

The Vaccinex, Inc. 2018 Omnibus Incentive Plan (the “Plan”) is hereby amended as follows, effective May 9, 2024:

1.	Section 2.2 of the Plan is hereby amended and restated in its entirety to provide as follows:

2.2 “2024 Plan Reserve Amount” shall have the meaning set forth in Section 4.1.

2.	Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.1. Number of Shares of Stock Available for Awards.

Subject to the other provisions of this Section 4 and subject to adjustment as provided under the Plan, as of March 22, 2024, the total number of shares of Stock that shall be reserved for issuance for Awards under the Plan shall be equal to 220 “2024 Plan Reserve Amount”). Any shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date, which thereafter terminate by expiration, forfeiture, cancellation, or otherwise after March 22, 2024 without the issuance of such shares shall be added to, and included in, the 2024 Plan Reserve Amount. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. In addition, (i) on May 9, 2024, the number of shares of Stock reserved for issuance under the Plan shall automatically increase by a number equal to 4.5% of the total number of shares of Stock outstanding on March 22, 2024; and (ii) commencing on January 1, 2025 and continuing each January 1st thereafter until the expiration of the Plan, the number of shares of Stock reserved for issuance under the Plan shall automatically increase by a number equal to (a) 3% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year or (b) such lesser number as the Board decides, which could be zero shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Any of the shares of Stock reserved for issuance under the Plan may be used for any type of Award under the Plan, and shares of Stock up to the 2024 Plan Reserve Amount shall be available for issuance pursuant to Incentive Stock Options.

3.	Section 4.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.3. Share Usage. Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto or is settled in cash in lieu of shares of Stock, in each case, after March 22, 2024, then the number of shares of Stock counted against the aggregate number of shares of Stock available under the Plan with respect

B-1

to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

If any shares of Stock covered by an award under the Prior Plan (i) expires or otherwise terminate without having been exercised in full or (ii) is settled in cash, in each case, after March 22, 2024, the shares of Stock shall revert to and become available for issuance under the Plan.

4.	Section 5.2 of the Plan is hereby amended and restated in its entirety to provide as follows:

5.2. Term.

The Plan shall terminate automatically ten (10) years after the date that the Board approved the First Amendment to the Plan and may be terminated on any earlier date as provided in Section 5.3.

*  *  *  *  *

B-2

VACCINEX, INC. 1895 MOUNT HOPE AVENUE ROCHESTER, NY 14620

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s),
			All	All	Except	mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors

Nominees

01) Jacob Frieberg 02) Albert Friedberg 03) Maurice Zauderer

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain		For	Against	Abstain

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.		☐	☐	☐	5. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or at any adjournment of the meeting.
3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4 and 5:			For	Against	Abstain
4.	To approve an amendment to the Vaccinex, Inc. Company’s 2018 Equity Incentive Plan.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com

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VACCINEX, INC.

Annual Meeting of Stockholders

May 9, 2024 2:00 PM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Maurice Zauderer and Jill Sanchez, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VACCINEX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Eastern Time on May 9, 2024, at the Corporate Headquarters, 1895 Mount Hope Avenue, Rochester, NY 14620, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the listed nominees for director, FOR Proposals 2, 4, and 5, and FOR 1 YEAR for Proposal 3 and in the discretion of the proxy holders on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side